Exhibit 15.1

[Fangda Partners Letterhead]

XCHG Limited

XCharge Europe GmbH, Heselstücken 18,

22453 Hamburg, Germany

XCharge Energy USA Inc, 19121 Marketplace Avenue,

Building 2-Suite 2-145, Kyle, TX 78640, United States

April 27, 2026

Dear Sirs,

We consent to the references to our firm under “Item 3. Key Information—Securities Offering—Cybersecurity Review” “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Our Business— We may become subject to cybersecurity review by the CAC in the future.” “Item 3. Key Information—10.E. Taxation” in the Annual Report on Form 20-F of XCHG Limited for the fiscal year ended December 31, 2025 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Fangda Partners

Fangda Partners